Exhibit 99.1

AMEN Properties Announces Nasdaq Notification of Continued Listing and Symbol Change

    MIDLAND, Texas--(BUSINESS WIRE)--April 4, 2003--On April 4, 2003, AMEN Properties Inc. (Nasdaq:AMENC) ("the Company") announced receipt of a notification from Nasdaq that the Company has evidenced compliance with the final requirement necessary for continued listing on the Nasdaq SmallCap Market, as set forth in the Nasdaq Listing Qualifications Panel decision dated Dec. 17, 2002.
    Accordingly, Nasdaq has determined to continue the listing of the Company's common stock. In addition, effective with the open of business on Monday, April 7, 2003, the Company's trading symbol will be changed from AMENC to AMEN.

    CONTACT: AMEN Properties Inc., Midland
             Eric Boyt, 432/684-3821
             eboyt@amenproperties.com

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